SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           CAROLINA FIRST CORPORATION


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           CAROLINA FIRST CORPORATION

                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601




                                 March 23, 1999





Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Carolina First Corporation (the "Annual Meeting") to be held in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina, on Wednesday, April 21, 1999 at 10:30 a.m.

        The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, we will report on the operations of Carolina First Corporation and its subsidiaries. Directors and officers of Carolina First Corporation and its subsidiaries, as well as representatives of KPMG Peat Marwick LLP, our independent auditors, will be present to respond to any questions shareholders may have.

        To ensure proper representation of your shares at the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote will be counted if you are unable to attend.


                                           Sincerely,



                                           Mack I. Whittle, Jr.
                                           President and Chief Executive Officer

                           CAROLINA FIRST CORPORATION

                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-7900




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 21, 1999




To the Shareholders of Carolina First Corporation:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Carolina First Corporation (the "Company") will be held on April 21, 1999 at 10:30 a.m., Greenville time, in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina for the following purposes:

        1. To set the number of Directors at 12 and to elect four Directors to hold office until their respective terms expire or until their successors are duly elected and qualified; and

        2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Shareholders of record at the close of business on March 15, 1999 will be entitled to vote at the Annual Meeting.

                                            By Order of the Board of Directors,



                                            William S. Hummers III
                                            Secretary
Greenville, South Carolina
March 23, 1999



PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU WISH, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                           CAROLINA FIRST CORPORATION
                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601


                             ----------------------
                                 PROXY STATEMENT
                             ----------------------



            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 21, 1999



        This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to the shareholders of Carolina First Corporation (the "Company") in connection with a solicitation of proxies by the Company's Board of Directors. This solicitation is being made in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina at 10:30 a.m. on April 21, 1999.
These Proxy Materials are being mailed on approximately March 23, 1999.

WHO IS ENTITLED TO VOTE; OTHER VOTING MATTERS

        Shareholders of record as of the close of business on March 15, 1999 of the Company's $1.00 par value per share common stock ("Common Stock") will be entitled to vote at the Annual Meeting. At the close of business on that day, 22,025,025 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per share on each matter presented at the Annual Meeting. Shares of Common Stock may be voted in person or by proxy. The presence, either in person or by proxy, of holders of shares representing a majority of the outstanding Common Stock of the Company on March 15, 1999 is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. In connection with the election of directors, abstentions and broker non-votes are not counted in determining the votes cast for directors. Shareholders do not have cumulative voting rights with respect to the election of directors.

AVAILABILITY OF VOTING BY PROXY; REVOCABILITY OF PROXIES

        Shares represented by a properly executed proxy (such as the form of proxy included with these Proxy Materials) will be voted in accordance with the instructions on such proxy. If a returned proxy does not specify otherwise, the shares represented thereby will be voted in favor of all proposals set forth herein. Proxies may be revoked at any time prior to their being voted at the Annual Meeting by oral or written notice to William S. Hummers III at Carolina First Corporation, 102 South Main Street, Greenville, South Carolina 29601,
(864) 255-7913 or by execution and delivery of a subsequent proxy or by attendance and voting in person at the Annual Meeting.

SOLICITATION OF PROXIES

        This solicitation of proxies is made by the Company, and the Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Proxies will be solicited principally through these Proxy Materials. Proxies may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with such solicitation. Banks, brokers and other custodians are requested to forward these Proxy Materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses incurred in sending these Proxy Materials to beneficial owners of the shares.


                              ELECTION OF DIRECTORS
                               ITEM 1 ON THE PROXY

NOMINATIONS FOR ELECTION OF DIRECTORS

      The Company's Board of Directors is currently comprised of 13 persons. However, William R. Phillips (presently a Company director) is not standing for reelection pursuant to applicable provisions in the Company's Bylaws regarding age of directors. Accordingly, Management proposes to set the number of Company directors at 12. The Company's Articles of Incorporation provide that in the event that the Board of Directors is comprised of nine or more persons the Board of Directors shall be divided into three classes of Directors with each class being elected for staggered three-year terms. Directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes with respect to Nominees will not be considered to be either affirmative or negative votes.

IDENTIFICATION OF NOMINEES

      Management proposes to nominate to the Board of Directors the four persons listed as Nominees in the table below. Each of the Nominees is currently serving as a Director. Each Nominee, if elected, will serve until the expiration of his respective term and until his successor is duly qualified. Unless authority to vote with respect to the election of one or more Nominees is "WITHHELD," it is the intention of the persons named in the accompanying Proxy to vote such Proxy for the election of these Nominees. Management believes that all such Nominees will be available and able to serve as Directors. However, should any Nominee become unable to accept election, it is the intention of the person named in the Proxy, unless otherwise specifically instructed in the Proxy, to vote for the election of such other persons as management may recommend. The following table sets forth the names and ages of the Nominees for Directors and the Directors continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a Director.


NAME                           AGE      POSITION OR OFFICE WITH THE COMPANY      DIRECTOR SINCE
----                           ---      -----------------------------------      --------------

NOMINEES FOR DIRECTORS (FOR TERMS EXPIRING IN 2002)
William S. Hummers III         53       Executive Vice President, Secretary      1990
Charles B. Schooler            70       Director                                 1990
Eugene E. Stone IV             60       Director                                 1996
Mack I. Whittle, Jr.           50       President, Chief Executive Officer       1986

DIRECTORS CONTINUING IN OFFICE (FOR TERMS EXPIRING IN 2001)
Judd B. Farr                   73       Director                                 1994
C. Claymon Grimes, Jr.         76       Director                                 1990
Elizabeth P. Stall             67       Director                                 1986
David C. Wakefield III         55       Director                                 1997

(FOR TERMS EXPIRING IN 2000)
M. Dexter Hagy                 54       Director                                 1993
Vernon E. Merchant, Jr.        68       Director                                 1997
H. Earle Russell, Jr.          57       Director                                 1997
William R. Timmons, Jr.        75       Chairman of the Board of Directors       1986


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board held eight meetings in 1998. No Director attended less than 75% of such meetings.

      The Board has an Audit Committee which reviews the audit plan, the results of the audit engagement of the Company's accountants, the scope and results of the Company's procedures for internal auditing and internal control, and the internal audit reports of the Company's subsidiaries. The Audit Committee is also reviewing the Company's plans and progress in addressing Year 2000 system issues. The Audit Committee is currently comprised of Messrs. Grimes, Russell and Schooler. The Audit Committee met four times during 1998. All current members were present at each of the meetings.

      The Board has a Compensation Committee which reviews the Company's compensation policies and makes recommendations regarding senior management compensation. Its report is set forth herein. The Compensation Committee is currently comprised of Mr. Farr, Mr. Hagy, Ms. Stall and Mr. Stone. The Compensation Committee met two times during 1998. All current members were present at all meetings. No members of the Compensation Committee are officers or employees of the Company or its subsidiaries.

      The Board has a Nominating Committee comprised of Mr. Hagy, Ms. Stall, Mr. Timmons and Mr. Whittle. The Nominating Committee did not meet during 1998. The Nominating Committee met one time in 1999 to recommend the Nominees for Directors presented in this Proxy Statement. The Nominating Committee will consider nominees recommended by security holders. Any such recommendations should be made in writing and delivered to the Company's principal offices before December 1 of each year.


                               EXECUTIVE OFFICERS

      The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. The following persons serve as executive officers of the Company.


NAME                    AGE      COMPANY OFFICES CURRENTLY HELD             COMPANY OFFICER  SINCE
----                    ---      ------------------------------             ---------------  -----
Mack I. Whittle, Jr.    50       President and Chief Executive Officer              1986
William S. Hummers III  53       Executive Vice President, Secretary                1988
James W. Terry, Jr.     51       President of Carolina First Bank                   1991
Joseph C. Reynolds      53       President of Carolina First Mortgage Company       1993
John C. DuBose          47       Executive Vice President                           1998
Michael W. Sperry       53       Executive Vice President                           1998
William J. Moore        64       Executive Vice President                           1998



BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

        Mr. DuBose joined the Company in December 1998 as Executive Vice President and Chief Operations Officer/Chief Technology Officer. From 1991 to 1998, Mr. DuBose was Director of Technology Services for Barnett Bank in Jacksonville, Florida.

        Mr. Farr is the owner and President of Greenco Beverage, Inc., a distributorship headquartered in Greenville, South Carolina. Mr. Farr has served as President since the opening of Greenco Beverage, Inc. in 1965.

        Mr. Grimes is an attorney in private practice in Georgetown, South Carolina.

        Mr. Hagy is a principal of Vaxa Capital Management, LLC, an investment management firm formed in 1995, and President of Vaxa Corporation, an investment holding company formed in 1987, located in Greenville, South Carolina. Since January 1996, Mr. Hagy has been Chairman and Chief Executive Officer of BPM Technology, Inc., a development stage producer of printing equipment used in engineering design offices.

        Mr. Hummers joined the Company in June 1988 in his present capacity. He is also a director of World Acceptance Corporation.

        Dr. Merchant retired in March 1997 after being a physician and surgeon for over 37 years. Dr. Merchant serves as an assistant clinical professor at the Medical University of South Carolina.

        Mr. Moore joined the Company in July 1998 as Executive Vice President. In December 1995, he retired from his position as Senior Vice President for Sun Trust Banks, Inc. where he was President and Chief Executive Officer of SunTrust Bank Cards, N.A., a special purpose credit card bank. Upon retirement, Mr. Moore formed a private consulting practice which was terminated upon his employment with the Company.

        Mr. Reynolds has served as President of Carolina First Mortgage Company since 1993. From 1984 until 1993, Mr. Reynolds was Senior Vice President and Chief Mortgage Banking Officer at South Carolina Federal Savings Bank, F.S.B. in Columbia, South Carolina.

        Dr. Russell is a surgeon in Greenville, South Carolina.

        Dr. Schooler is an optometrist in Georgetown, South Carolina.

        Mr. Sperry joined the Company in November 1998 as Executive Vice President and Chief Credit Officer. From 1990 to 1995, Mr. Sperry was Executive Vice President and Chief Credit Officer of Southern National Corporation in Winston-Salem, North Carolina. From 1996 to 1998, he was Senior Executive Vice President and Manager of Commercial Loan Administration for BB&T Corporation in Winston-Salem, North Carolina.

        Ms. Stall is a private investor in Greenville, South Carolina.

        Mr. Stone currently serves as Chairman of Umbro International, Inc., formerly known as Stone Manufacturing. Mr. Stone is a director of the Liberty Corporation.

        Mr. Terry has served as the President and a Director of Carolina First Bank since 1991. From 1986 to 1991, Mr. Terry was Senior Vice President and Regional Executive for First Union National Bank of South Carolina in Greenville, South Carolina.

        Mr. Timmons is Chairman of Canal Insurance Company, a nationwide insurer of commercial motor vehicles ("Canal"). From 1947 until 1993, Mr. Timmons served as Canal's First Vice President and Secretary.

        Mr. Wakefield is Partner of Wakefield Associates, a real estate development company, since 1998. From November 1997 to December 1998, Mr. Wakefield served as an independent consultant to the Company following the Company's acquisition of First Southeast Financial Corporation ("First Southeast"). Mr. Wakefield was President and Chief Executive Officer of First Southeast since its formation in 1993 and President and Chief Executive Officer of First Federal Savings and Loan Association of Anderson, a subsidiary of First Southeast, since 1991.

        Mr. Whittle has been President and CEO of the Company since its organization in 1986. From 1986 until 1991, Mr. Whittle also served as President of Carolina First Bank and is currently Chairman and Chief Executive Officer of Carolina First Bank. Mr. Whittle is a director of Net.B@nk, Inc.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

        During 1998, each non-officer Director's total compensation was valued at $30,000, assuming that the Director attended all meetings. Meeting fees were $500 for each Board of Directors' meeting attended and $250 for each committee meeting attended. In 1999, fees for each committee meeting attended were increased to $500. A total of 60% of each Company Director's total compensation was paid in the form of options to purchase Common Stock, which was valued based on the Black-Scholes valuation method. The balance was paid in cash.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        The following table sets forth information concerning all compensation paid by the Company and its subsidiaries during the fiscal years ended December 31, 1996, 1997 and 1998, to the Company's CEO and to each of the four most highly compensated executive officers other than the CEO (collectively the "Executive Officers") for services rendered in all capacities to the Company and its subsidiaries. For purposes of the table, all bonus amounts listed for a particular year (including annual bonus compensation and Long Term Compensation payments) were actually paid in February of the following year. For example, the bonuses for 1998 were paid in February 1999, but listed as 1998 compensation, because the bonuses were earned as of December 31, 1998.



                                                                         Long Term Compensation
                                                              --------------------------------------------

                                   Annual Compensation                 Award               Payouts
                              ------------------------------  ----------------------- --------------------

                                                      Other   Restricted  Securities)
                                                      Annual     Stock    Underlying   LTIP    All Other
       Name and                      Salary   Bonus   Compen-    Awards    Options/   Payouts Compensation
  Principal Position          Year     ($)     ($)    sation      ($)      SARs (#)     ($)       ($)
  ------------------          ----   ------   -----   ------- ----------  ---------   ------- ------------
                                                                                                 )
Mack I. Whittle, Jr.          1998   325,382 205,440   (1)         --(2)   83,581        --     65,467(3)
President, Chief Executive    1997   298,330 177,436   (1)     73,336      72,583    73,343     50,872
Officer                       1996   274,520  28,342   (1)         --      11,987        --    408,559

William S. Hummers III        1998   192,550 120,430   (1)         --(4)   31,889        --     56,967(5)
Executive Vice President      1997   181,900 105,147   (1)     43,473      51,836    43,463     59,316
                              1996   171,145  17,006   (1)         --       7,242        --    127,459
James W. Terry, Jr.           1998   191,600  79,249   (1)         --(6)   10,969        --     29,467(7)
President                     1997   186,585  92,782   (1)     35,991      36,672    35,989     30,732
Carolina First Bank           1996   175,920  18,530   (1)         --       5,630        --     25,806

David L. Morrow               1998   156,330  41,266   (1)         --(8)    9,585        --     29,467(9)
Executive Vice President      1997   156,600  49,346   (1)     29,455      25,260    29,446     25,278
Carolina First Bank           1996   144,790  12,754   (1)         --       4,141        --     23,177

Joseph C. Reynolds            1998   165,500 106,932   (1)         --(10)  10,046        --     39,467(11)
President, Carolina First     1997   165,820 134,104   (1)     31,626      45,172    31,627     38,949
Mortgage Company              1996   148,110  22,788   (1)         --       4,360        --     12,115
-------------------------------

(1) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(2) At December 31, 1998, Mr. Whittle held a total of 4,794 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value as of December 31, 1998 of $121,336. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(3) This amount is comprised of (i) $8,000 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Whittle to match fiscal 1998 pre-tax deferral contributions, all of which was vested, (ii) $6,467 contributed to the Company's Employee Stock Ownership Plan (the "ESOP"), and (iii) $51,000 in premiums paid by the Company on behalf of Mr. Whittle with respect to insurance not generally available to all Company employees.

(4) At December 31, 1998, Mr. Hummers held a total of 2,860 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value as of December 31, 1998 of $72,387. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(5) This amount is comprised of (i) $8,000 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Hummers to match fiscal 1998 pre-tax deferral contributions, all of which was vested, (ii) $6,467 contributed to the ESOP, and (iii) $42,500 in premiums paid by the Company on behalf of Mr. Hummers with respect to insurance not generally available to all Company employees.

(6) At December 31, 1998, Mr. Terry held a total of 2,124 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value at December 31, 1998 of $53,758. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(7) This amount is comprised of (i) $8,000 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Terry to match fiscal 1998 pre-tax deferral contributions, of which all was vested, (ii) $6,467 contributed to the ESOP, and (iii) $15,000 in premiums paid by the Company on behalf of Mr. Terry with respect to insurance not generally available to all Company employees.

(8) At December 31, 1998, Mr. Morrow held a total of 1,922 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value at December 31, 1998 of $48,646. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(9) This amount is comprised of (i) $8,000 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Morrow to match fiscal 1998 pre-tax deferral contributions, of which all was vested, (ii) $6,467 contributed to the ESOP, and (iii) $15,000 in premiums paid by the Company on behalf of Mr. Morrow with respect to insurance not generally available to all Company employees.

(10) At December 31, 1998, Mr. Reynolds held a total of 1,988 shares of restricted stock awarded pursuant to the Restricted Stock Plan having a market value at December 31, 1998 of $50,316. Dividends are payable on the restricted stock to the extent paid on the Company's Common Stock generally.

(11) This amount is comprised of (i) $8,000 contributed to the Company's 401(k) Plan by the Company on behalf of Mr. Reynolds to match fiscal 1998 pre-tax deferral contributions, all of which was vested, (ii) $6,467 contributed to the ESOP and (iii) $25,000 in premiums paid by the Company on behalf of Mr. Reynolds with respect to insurance not generally available to all Company employees.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors, which is composed solely of non-officer directors, works with Company management in establishing the underlying philosophy and principles of the Company's compensation system. These principles and philosophy are then reviewed and approved by the full Board of Directors.

This Report discusses the philosophy, principles and policies underlying the Company's compensation programs that were in effect during 1998 and which will be applicable in 1999.

OUR GUIDING PHILOSOPHY

In 1986, Carolina First was created with one specific mission in mind --- to become a premier bank by putting customers first. To achieve this mission, the Company must recruit, hire and retain outstanding employees who deliver, on a consistent basis, financial services that are flexible, innovative and responsive to customer needs.

Maintaining such a workforce requires a compensation plan that is competitive and designed to emphasize the Company's fundamental values: support and respect for people, teamwork, leadership and a "customer-driven" focus. Accordingly, the Company supports and encourages employees who embrace the Company's values, as well as those who are entrepreneurial, innovative, visionary, profit-driven and growth-driven. These attributes, taken together, supply the critical ingredients necessary to generate outstanding performance.

SIGNIFICANT LINKAGE BETWEEN PAY AND PERFORMANCE

Employee pay should be dealt with in the same manner as corporate performance -- strong performance deserves higher pay than average performance. However, today's performance not only affects today's outcome; it also creates the foundation for the future. Therefore, it is important to balance current performance with enhancing longer-term prospects for the future.

To achieve this balance, the Company has developed both short-term and long-term incentive plans. Both plans provide for "variable" compensation, which can be earned only by meeting or exceeding pre-determined performance goals. Over the past few years, the Company's focus has shifted toward a greater utilization of variable, performance-based compensation. Consequently, on average, 60% of current executive compensation is performance-based. We believe that this compensation structure achieves an appropriate alignment of both employee and shareholder interests. Accordingly, if the Company performs well, both employees and shareholders should benefit over the long term through stock appreciation.

ELEMENTS OF COMPENSATION

The elements comprising executive compensation include:

  Base salary
  Performance-related income based on achievement of short and long-term goals ESOP contributions
  401(k) plan with matching contributions
  Other benefits (i.e., health insurance)

Base salary is determined after reviewing compensation surveys for banks of similar size and lines of business and assessing subjective, qualitative factors to discern a particular executive's relative value to the Company. Overall, the Company targets base pay at the 50th percentile of the national financial services market survey.

PERFORMANCE-RELATED INCOME AND MEASURES

Performance-related income is composed of both short-term and long-term incentive programs. Short-term incentives are paid in cash and stock options. Long-term incentives are paid in stock. All incentives are tied to performance measures.

The Compensation Committee believes that by setting high performance standards for executives, a high performance culture will develop which will lead to sustained company achievement. To challenge executives, the incentive compensation programs emphasize stretch goals. Both the Short and Long-Term Incentive Plans focus on reaching and exceeding established performance goals, which are set by the Compensation Committee and approved by the Board of Directors. The goals are developed to reflect what the Committee considers will be superior performance for the Company. In determining performance goals, the Committee gives significant and careful consideration to the historical and projected performance of the Company's performance peer group, which consists of nine financial institutions in the southeast that are similar in size and line of business to the Company.

Short-Term Incentive Plan
-------------------------

The Short-Term Incentive Plan is designed to reward executives for performance contributions that have impacted the overall success of the Company or its operating units during the fiscal year. The Short-Term Incentive Plan is intended to motivate employees and direct their efforts toward achievement of key short-term performance objectives. The Company focuses on the following areas of performance:

  Earnings per share,

  Asset quality (i.e. non-performing assets as a percent of total loans and net charge-offs as a percent of total loans),

  Certain strategic incentives (such as average deposits per branch), and

  Leverage (such noninterest expense less noninterest income as a percent of average assets).


The relative weighting of these measures is customized on an individual basis to reflect specific roles, responsibilities, and objectives.

The Short-Term Incentive Plan establishes a point system, which determines cash incentive awards based on the extent to which the Company meets performance goals. Each goal is considered separately. If one goal falls below threshold, the other three goals are evaluated on their own merit. The threshold level of performance is 85% of a particular performance goal. At this level, executives receive only 35% of the targeted incentive for that goal. Any performance less than the threshold level will result in no cash incentive. If the Company achieves 125% of a performance goal, the cash incentive will be 150% of target. The Short- Term Incentive Plan payout schedule is illustrated in the following table.

--------------------------------------------------------------------------------
    PERFORMANCE LEVEL          AWARD LEVEL           REQUIRED PERFORMANCE
                              (%) OF TARGET          RELATIVE TO THE PLAN
--------------------------------------------------------------------------------
Below Threshold                      0%                  <85% of Plan
Threshold                           35%                  85% of Plan
Target                             100%                  100% of Plan
Superior                           150%                  125% of Plan
-------------------------

In addition, a corporate profitability modifier allows Short-Term Incentive Plan awards to be adjusted up or down based on overall corporate financial performance. The modifier can reduce incentive plan awards if overall performance falls below expectations or increase awards if overall corporate performance exceeds expectations.

Calculating the Short-Term Incentive
------------------------------------

BEFORE THE FISCAL YEAR BEGINS

As part of the planning process, the Compensation Committee establishes superior standards of performance consistent with the "stretch-goal" philosophy of the Committee. A target incentive is created for each eligible executive. This target ranges from 35% to 50% of base salary, depending on the executive, if 100% of the performance goals are met.

The Board of Directors approves each of the measures and target incentives. The Company communicates threshold, target, and superior award opportunities to each eligible executive officer.

AFTER FISCAL YEAR END

Corporate financial statements are generated, and the Company determines whether it was successful in achieving its performance measures.

During 1998, under the Short-Term Incentive Plan, the Company achieved 94% of its earnings goal, 294% of its asset quality goal, 94% of its strategic incentive goal, and 96% of its leveraging goal. As a result of this performance level, executive officers received cash incentives ranging from 26% to 65% of their annual base salaries.

Long-Term Incentive Plan
------------------------

The primary objective of the Long-Term Incentive Plan is to link a significant portion of senior management compensation to Company performance achievements over a multi-year period. The Long-Term Incentive Plan focuses on long-term financial success factors, which are intended to align the interest of the Company's executives and shareholders. The Long-Term Incentive Plan is structured with three year "performance cycles" and consists of two components: stock options and performance shares. The stock option and performance share awards provide a long-term incentive opportunity targeted at the top quartile of the performance peer group. The Long-Term Incentive Plan is structured to provide 50% of the total award opportunity in stock options and 50% in performance shares if the target goals are met exactly.

In the future, the Compensation Committee may consider additional forms of long-term compensation (e.g., restricted stock, performance units, direct equity participation in joint ventures, etc.) to appropriately reward those executives for being entrepreneurial and innovative in creating value for the Company. As described later in this report, the Compensation Committee recently adopted an Enterprise program that rewards employees (generally not executives) for both the generation of a value added idea and its demonstrated success.

Stock Option Element
--------------------

The Long-Term Incentive Plan provides for the grant of stock options over the three-year performance period. At the beginning of the performance period the Compensation Committee determines the grant size for each executive. The number of options granted is based on a number of factors, including competitive grant practices from national financial services surveys, the participant's level of responsibility, the ability of the participant to influence future performance of the Company, and the desired mix of long-term incentive vehicles. Each year the executive receives a fixed stock option grant based on one-third of the executive's total grant (for the performance period). For example, if the three-year total equals 1,200 options, then 400 options will be granted each year. The exercise price will reflect fair market value at the time of grant. Executives will only realize value from the options if the share price appreciates during the option term.

The Company's policy is not to reprice stock options.

Performance Share Element
-------------------------

The Compensation Committee also awards shares of common stock (i.e. restricted stock and not options) to Long-Term Incentive Plan participants that will be earned only if Company performance goals are achieved during the three-year performance period. The goals that are currently in place for the 1997-1999 performance cycle are (1) average annual total shareholders return ("TSR") during the three-year cycle versus the performance peer group and (2) cumulative earnings per share for this cycle.

The number of shares awarded is based on performance achievements. If Company performance does not reach threshold levels, no performance shares will be distributed; if only threshold performance is achieved, 25% of the targeted award will be given. If a superior level of performance is achieved (i.e., maximum), 150% of the targeted reward will be given. The payout matrix is illustrated in the following table.

-------------------------------------------------------------------------------------------
   PERFORMANCE LEVEL       AWARD LEVEL       REQUIRED PERFORMANCE RELATIVE TO THE PLAN
                          (% OF TARGET)
-------------------------------------------------------------------------------------------
Below Threshold                 0%        A specific TSR result and <85% of the EPS goal
Threshold                      25%        A specific TSR result and 85% of the EPS goal
Target                        100%        A specific TSR result and 100% of the EPS goal
Superior                      150%        A specific TSR result and 125% of EPS goal
-------------------------------------------------------------------------------------------

-----------------------

Grants of performance shares are made on a biennial basis for overlapping three-year performance cycles. Therefore, an overlapping 1999-2001 cycle will follow the current 1997-1999 performance cycle. The Compensation Committee may establish different performance goals for each cycle. As of year-end 1998, the Company is on target for the 1997-1999 cycle to achieve its total shareholder return goal, but below target on achieving its earning per share goal. The following table demonstrates how each component of the Long- Term Incentive Plan operates on a year-to-year basis.


-----------------------------------------------------------------------------------------------
             1997            1998            1999            2000            2001
-----------------------------------------------------------------------------------------------
CYCLE 97-99           THREE-YEAR PERFORMANCE CYCLE
            ------------------------------------------------
             1/3 of Fixed    1/3 of Fixed    1/3 of Fixed
             Options Granted Options Granted Options Granted
                                             Performance
                                             Shares Awarded
                                            ---------------------------------------------------
CYCLE 99-01                                           THREE-YEAR PERFORMANCE CYCLE
                                            ---------------------------------------------------
                                             1/3 of Fixed    1/3 of Fixed    1/3 of Fixed
                                             Options Granted Options Granted Options Granted
                                                                             Performance
                                                                             Shares Awarded
-----------------------------------------------------------------------------------------------


ALIGNMENT OF EXECUTIVE AND SHAREHOLDER INTEREST

The Compensation Committee believes that one of the best ways to align executive and shareholder interest is through stock ownership. During 1998, the Committee employed an independent consulting firm, Sibson & Company, to determine if beneficial ownership of its top two executives, Mr. Whittle and Mr. Hummers, was competitive with the stock ownership of the top two executives of a peer group consisting of 16 banks of similar size to the Company that have achieved above-market total shareholder returns. Of the 16 banks in this peer group, six are part of the performance peer group. As a result of this study, the Compensation Committee recommended to the Board of Directors that a special one-time performance accelerated stock option grant be awarded to Mr. Whittle and Mr. Hummers. The grant is to recognize their contribution to the strong performance of the Company. In addition, the grant increased their ownership levels to the top quartile of the above-mentioned peer group. This was approved, and Mr. Whittle and Mr. Hummers, respectively, received 50,000 and 17,000 performance accelerated stock options in September 1998. Although this increases the competitiveness of Mr. Whittle and Mr. Hummers' pay, the intent of the grant was to recognize performance and to bring equity ownership to top quartile levels. The options will vest on an accelerated schedule if the Company achieves a 20% compounded annual growth rate for the share price over a four year period from the date of the grant, otherwise the options will vest seven years from the date of the grant. In 1999, the Compensation Committee will consider similar one-time grants to other senior executives to further align executive and shareholder interests.

Although the Company does not currently have stock ownership guidelines for executives, the Company encourages all of its executive officers to hold a significant amount of Company stock and promotes this goal through various plans.

ENTERPRISE PROGRAM

To further align the interests of employees and shareholders, the Board in 1998 approved the Enterprise Program to encourage innovation and entrepreneurship. This Program is designed to motivate and reward employees for both the generation of a value-added idea and its demonstrated success. Participants will receive stock options upon the initiation of their idea and these options will provide accelerated vesting if the pre-established business goals are achieved within a stated period of time. This Program is open to all employees and is expected to have a strong impact on the Company's shareholder value.

DEDUCTIBILITY OF COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986 stipulates that publicly held companies are denied a deduction for compensation in excess of $1,000,000, unless such compensation is performance based. Currently, it is the Company's policy not to pay compensation in excess of the amount referenced in Section 162(m). However, in the event the compensation were to exceed this limit, the Company will review its compensation plans to determine the appropriateness of changing the compensation plan to comply (so that compensation payable under such plans remains deductible).

CEO COMPENSATION

Mr. Whittle's 1998 compensation consisted of base salary, cash incentives, stock options, and certain perquisites (which did not exceed 10% of base salary and incentives). The Compensation Committee determined Mr. Whittle's base salary of $290,000 at the beginning of the year. The Committee established Mr. Whittle's base salary by analyzing compensation levels of other chief executive officers of comparable size banks based on national financial services surveys. In addition to base salary, Mr. Whittle received an automobile allowance of $35,382. Mr. Whittle's cash incentive was determined in accordance with the Short- Term Plan and was targeted at 50% of base salary if all performance measures were achieved. Actual performance resulted in Mr. Whittle receiving a cash incentive of $205,440.

The Committee believes that the Company's strong performance during 1998 was directly related to the leadership of Mr. Whittle and the other executive officers. The Compensation Programs as outlined in this Report are designed to give further momentum to this progress.

Compensation Committee: Eugene E. Stone IV, Judd B. Farr, M. Dexter Hagy,
                        Elizabeth P. Stall


STOCK OPTIONS

      The following table sets forth information regarding option grants with respect to Common Stock made by the Company to the Named Executive Officers during 1998.


                               OPTION GRANTS IN LAST FISCAL YEAR


                                           Individual Grants
------------------------------------------------------------------------------------------------
                         Number of     % of Total      Fair Market
                         Securities     Options      Value per Share
                        Underlying     Granted to       of Common         Exercise
                      Options Granted  Employees      Stock at Time        Price       Expiration  Grant Date
Name                        (#)         in 1998        of Grant(1)         ($/Sh)        Date(2)   Valuation
----                        ---         -------        -----------         ------        -------   ---------

Mack I. Whittle, Jr.      15,506         3.82%            $21.500         $21.500       01/02/08  $173,512 (3)
                          18,075         4.46              24.375          24.375       08/19/08   226,415 (4)
                          50,000        12.32              20.500          20.500(5)    09/15/08   410,992 (6)

William S. Hummers III     9,189         2.27%            $21.500         $21.500       01/02/08  $102,825 (3)
                           5,700         1.41              24.375          24.375       08/19/08    71,400 (4)
                          17,000         4.19              20.500          20.500(5)    09/15/08   139,737 (6)

James W. Terry, Jr.        7,609         1.88%            $21.500         $21.500       01/02/08 $  85,145 (3)
                           3,360         0.83              24.375          24.375       08/19/08    42,089 (4)

David L. Morrow            6,225         1.53%            $21.500         $21.500       01/02/08 $  69,659 (3)
                           3,360         0.83              24.375          24.375       08/19/08    42,089 (4)

Joseph C. Reynolds         6,686         1.65%            $21.500         $21.500       01/02/08   $74,816 (3)
                           3,360         0.83              24.375          24.375       08/19/08    42,089 (4)

-------------------------------------
(1) The number shown is the closing price of a share of Common Stock as quoted on the Nasdaq National Market on the date of grant.

(2) The plan pursuant to which the options were granted sets forth certain earlier expiration dates upon the option holder's termination of employment.

(3) Calculated by using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 2.50%, expected volatility of 38%, risk-free interest rate of 5.75% and expected lives of 7.5 years.

(4) Calculated by using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 2.50%, expected volatility of 38%, risk-free interest rate of 5.44% and expected lives of 7.5 years.

(5) Prior to 9/16/02, exercisable only if the Company's stock price exceeds $42.51. From 9/17/02 to 9/16/05, exercisable only if a change of control occurs. From 9/17/05 to 9/15/08, exercisable without restrictions.

(6) Calculated by using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 2.50%, expected volatility of 38%, risk-free interest rate of 4.85% and expected lives of 7.5 years. This valuation was reduced by 20% to account for the exercise restrictions prior to 9/17/05 as detailed in footnote (5).

OPTION EXERCISES

      The following table sets forth certain information with respect to options to purchase shares of Common Stock held by the Named Executive Officers and as to the number of shares covered by both exercisable and unexercisable stock options in 1998. Also reported are the values for the "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the year-end fair market value of the Common Stock. None of the Named Executive Officers exercised stock options during 1998.


      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                  Number of Securities     Value of Unexercised
                                                  Underlying Unexercised   In-the-Money Options
                                                 Options at 1998 Fiscal       at 1998 Fiscal
                                                      Year-End (#)           Year-End ($) (1)
                          Shares       Value         --------------         -----------------
                        Acquired on   Realized
Name                   Exercise (#)     ($)     Exercisable/Unexercisable Exercisable/Unexercisable
----                   ------------    -----    ------------------------- -------------------------
Mack I. Whittle, Jr.       -----       -----       42,912 /  125,239       $242,807 /  $604,852
William S. Hummers III     -----       -----       27,080 /   63,887        136,272 /   225,596
James W. Terry, Jr.        -----       -----       20,739 /   32,532        104,591 /    55,835
David L. Morrow            -----       -----       15,586 /   23,400         80,907 /    46,087
Joseph C. Reynolds         -----       -----       20,246 /   39,332         89,262 /    63,094
-----------------------------------

(1) The indicated value is based on exercise prices ranging from $14.58 to $24.79 per share and a per share value of $25.31, which was the closing market price of a share of the Company's Common Stock on December 31, 1998 as reported by the Nasdaq National Market.





LONG-TERM INCENTIVE PLAN

      The following table sets forth information concerning awards made under the Long-Term Plan.


                               LONG-TERM INCENTIVE PLAN AWARDS


                                                              Estimated Future Payouts under
                                                               Non-Stock Price-Based Plans
                                                              ------------------------------------
                                       Performance Period
                          Number of     Until Maturation  Threshold        Target          Maximum
Name                      Shares (1)       or Payout        Shares         Shares          Shares
----------------------    ----------   ------------------ ---------        -------        --------
Mack I. Whittle, Jr.        48,000         One year         12,000         48,000          72,000
William S. Hummers III      14,100         One year          3,525         14,100          21,150
James W. Terry, Jr.         10,080         One year          2,520         10,080          15,120
David L. Morrow             10,080         One year          2,520         10,080          15,120
Joseph C. Reynolds          10,080         One year          2,520         10,080          15,120
------------------------------------

(1) Represents awards made in 1997 and payable in the year 2000 if certain performance criteria are met for the years 1997 until 1999.

EMPLOYMENT CONTRACTS

NONCOMPETITION, SEVERANCE AND EMPLOYMENT AGREEMENTS

      The Company has entered into substantially similar Noncompetition, Severance and Employment Agreements (individually, the "Agreement") with William
S. Hummers III, David L. Morrow, Joseph C. Reynolds, James W. Terry, Jr. and Mack I. Whittle, Jr. (each an "Executive"). The Agreement is summarized below. However, this summary is qualified in its entirety by reference to the Agreement itself, a copy of which may be obtained, without charge, by written request to the Company at its principal executive offices, Att.: William S. Hummers III. The Agreement has a rolling term of three years (the "Term") and extends automatically unless either party causes the Term to be a fixed three-year term. Under the Agreement, the Executive is given duties and authority typical of similar executives, and the Company is obligated to pay the Executive an annual salary determined by the Board, such incentive compensation as may become payable to the Executive under the Company's Short-Term Plan and Long-Term Plan, and certain other typical executive benefits.

      The Executive may terminate the Agreement if (i) the Company breaches the Agreement, (ii) there is a VOLUNTARY TERMINATION, or (iii) there is an INVOLUNTARY TERMINATION (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Executive Reasons"). If an Executive terminates his employment other than for Legitimate Executive Reasons, the Company's obligations under the Agreement cease as of the date of such termination, and the Executive becomes subject to certain noncompetition provisions described generally below. If an Executive terminates his employment as a result of clauses (i) or (iii) of the Legitimate Executive Reasons, the Executive is entitled to receive an amount generally equal to three years' compensation. If an Executive terminates his employment pursuant to clause (ii) of the Legitimate Executive Reasons, the Executive is entitled to receive an amount generally equal to one year's compensation. "INVOLUNTARY TERMINATION" is defined as the Executive's termination of his employment following a change in control (as defined in the Agreement) due to (i) a change in the Executive's responsibilities, position or authority, (ii) a change in the Term, (iii) a reduction in the Executive's compensation, (iv) a forced relocation of the Executive outside the Executive's area, (v) a significant increase in the Executive's travel requirements, (vi) an attempted termination for "cause" that violates the Agreement, (vii) the Company's insolvency, or (viii) the Company's breach of the Agreement. "VOLUNTARY TERMINATION" is defined as the Executive's termination of his employment following a change in control which is not the result of any of clauses (i) through (viii) set forth in the definition of Involuntary Termination above. The Company may terminate the Agreement at any time during its Term (i) for "cause" (as defined in the Agreement), (ii) if the Executive becomes disabled (generally unable to perform Company duties on a full-time basis for six months), or (iii) upon the Executive's death (clauses (i), (ii) and (iii) being hereinafter referred to as "Legitimate Company Reasons"). If the Company terminates an Executive's employment for Legitimate Company Reasons, the Company's obligations under the Agreement cease as of the date of termination, except that if the Executive is terminated for cause after a change in control, then such termination shall be treated as a Voluntary Termination. If the Company terminates an Executive other than for Legitimate Company Reasons after a change in control, the Executive is entitled to receive as severance upon such termination, such amounts as would be payable in the event of an Involuntary Termination. If the Company terminates the Executive other than for Legitimate Company Reasons but in the absence of a change in control, the Executive shall be entitled to receive as severance upon such termination, the aggregate compensation and benefits that would have been payable under the Agreement for the remaining Term of this Agreement. In the event of termination pursuant to clauses (i) or (iii) of the Legitimate Executive Reasons, or in the event of termination other than for Legitimate Company Reasons, (A) all rights of the Executive pursuant to awards of share grants or options granted by the Company generally become vested and released from all conditions and restrictions, and
(B) the Executive is credited with Company service for the remaining Term of the Agreement for the purposes of the Company's benefit plans.

      In the event that an Executive's employment is terminated before a change in control voluntarily by the Executive or by the Company for cause, then the Executive may not, for a period of one year following such termination of employment, become employed by any insured depository institution which conducts certain business activities in South Carolina or interfere with or otherwise compete against the Company or its operations in violation of the provisions set forth in the Agreement. In the case of Messrs. Whittle and Hummers, the noncompetition period is five years. The Agreement also imposes certain confidentiality obligations on the Executive.



                                      PERFORMANCE GRAPH

      The following graph sets forth the performance of the Company's Common Stock for the five year period from December 31, 1993 through December 31, 1998 as compared to the Nasdaq Market Composite Index and an index comprised of all NASDAQ commercial banks and bank holding companies. All stock prices reflect the reinvestment of cash dividends.

                [PLOT POINTS FOR PERFORMANCE GRAPH APPEAR BELOW]


                       12/93          12/94          12/95          12/96           12/97         12/98
                     ---------      ---------      --------       ---------        -------      ---------
CFC                   100.000        114.717        150.356        166.667         221.567       260.732

Nasdaq Market         100.000         97.752        138.256        170.015         208.580       293.209

Nasdaq Bank Stocks    100.000         99.636        148.383        195.908         328.018       324.902


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      COMMON STOCK. The following table sets forth as of March 15, 1999 information with respect to the Common Stock owned beneficially or of record by each of the Directors and Nominees individually, by the Named Executive Officers and by all Directors and executive officers of the Company as a group. Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares listed. There are no persons known to the Company to own beneficially 5% or more of the Common Stock.

                                       AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP  PERCENT OF CLASS(1)
------------------------               --------------------  ------------------
Judd B. Farr                               133,435(2)                *
C. Claymon Grimes, Jr.                      63,350(2)                *
M. Dexter Hagy                              13,246(2)                *
William S. Hummers III                      84,008(3)                *
Vernon E. Merchant, Jr.                     30,318(4)                *
David L. Morrow                             37,561(5)                *
Joseph C. Reynolds                          41,319(6)                *
H. Earle Russell, Jr.                        8,105(2)                *
Charles B. Schooler                         32,459(7)                *
Elizabeth P. Stall                          48,673(2)                *
Eugene E. Stone IV                           4,326(8)                *
James W. Terry, Jr.                         49,618(9)                *
William R. Timmons, Jr.                    318,781(10)             1.45%
David C. Wakefield III                      71,271(4)                *
Mack I. Whittle, Jr.                       130,322(11)               *

ALL DIRECTORS/EXECUTIVE OFFICERS
  AS A GROUP                             1,066,792                 4.81%
(15 persons)

Carolina First Employee Stock
  Ownership Plan                           429,039                 1.95%
Carolina First Salary Reduction
  Plan and Trust                           383,919                 1.74%
-----------------------------------------
*    Less than 1%.
(1) The calculation is based on 22,025,025 shares of Common Stock which is the actual number of shares outstanding as of the record date. Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, percentages of total outstanding shares have been computed on the assumption that shares of Common Stock that can be acquired within 60 days upon the exercise of options by a given person or group are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.
(2) This includes 6,126 shares of Common Stock issuable pursuant to options granted under the Directors' Plan.
(3) This includes 2,186 shares of Common Stock owned by Mr. Hummers through the Restricted Stock Plan, 27,080 shares of Common Stock issuable to Mr. Hummers under outstanding options and 9,614 shares of Common Stock owned by his spouse.
(4) This includes 1,406 shares of Common Stock issuable pursuant to options granted under the Directors' Plan.
(5) This includes 1,465 shares of Common Stock owned by Mr. Morrow through the Restricted Stock plan and 15,586 shares of Common Stock issuable to Mr. Morrow under outstanding options.
(6) This includes 1,498 shares of Common Stock owned by Mr. Reynolds through the Restricted Stock Plan and 20,246 shares of Common Stock issuable to Mr. Reynolds under outstanding options.
(7) This includes 5,496 shares of Common Stock issuable pursuant to options granted under the Directors' Plan.
(8) This includes 3,606 shares of Common Stock issuable pursuant to options granted under the Directors' Plan.
(9) This includes 1,566 shares of Common Stock owned by Mr. Terry through the Restricted Stock Plan and 20,739 shares of Common Stock issuable to
     Mr. Terry under outstanding options.
(10) This includes 206,489 shares of Common Stock owned by Canal, of which Mr. Timmons is an officer, and 6,126 shares of Common Stock issuable to Mr. Timmons pursuant to options granted under the Directors' Plan.
(11) This includes 3,657 shares of Common Stock owned by Mr. Whittle through the Restricted Stock Plan and 42,912 shares of Common Stock issuable to Mr. Whittle under outstanding options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Carolina First Bank (the Company's principal banking subsidiary) has had, and expects to have in the future, banking transactions in the ordinary course of business with the Company's Directors and officers and their associates, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated third parties. Such loans have not involved more than normal risks of collectibility nor have they presented any other unfavorable features. Under banking regulations applicable to state banks, any loan made by such a bank to any of its officers or Directors must be collaterally secured. The aggregate dollar amount of these loans was approximately $6,040,000 at December 31, 1998. During 1998, approximately $2,371,000 in new loans were made and payments totaled approximately $13,718.000.

     Carolina First Bank and David C. Wakefield III entered into a consulting agreement that became effective upon consummation of the merger of the Company and First Southeast, whereby Mr. Wakefield, as an independent contractor, shall assist the Company in the assimilation of First Southeast. Compensation under such agreement was $8,500 per month and included the provision of health and other employee benefits to Mr. Wakefield and his spouse. The consulting agreement terminated effective December 31, 1998. In 1998, the Company sold a condominium in Columbia, South Carolina to Mack I. Whittle, Jr. The sales price of $130,500 was determined by averaging two independent appraisals. Furniture and fixtures in the condominium were also sold to Mr. Whittle based on the book value of $11,898.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 1998, all required Section 16(a) filings applicable to its executive officers, Directors and greater than 10% beneficial owners were made.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP ("KPMG") served as the Company's independent public accountants for the 1998 current fiscal year. KPMG has indicated that it plans to have a representative present at the Annual Meeting. Such representative will have the opportunity to make a statement and will be available to respond to appropriate questions from shareholders. The Board of Directors has selected KPMG as the independent public accountants for the Company for the 1999 fiscal year.


                            PROPOSALS BY SHAREHOLDERS

     A shareholder who wishes to present a proposal for inclusion in the proxy materials relating to the Company's Annual Meeting of Shareholders to be held in 2000 should submit his or her proposal on or before November 25, 1999, to the Secretary of the Company, 102 S. Main Street, Greenville, South Carolina 29601. After that date, the proposal will not be considered timely. Shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, and all shareholders submitting proposals must comply with the Bylaw requirements described below.

     The Bylaws of the Company require timely advance written notice of shareholder nominations of director candidates and of any other proposals to be presented at an annual meeting of shareholders. In the case of director nominations by shareholders, the Bylaws require that a shareholder's notice be delivered to the principal executive offices of the Company during the period of time from the 30th day to the 60th day prior to the annual meeting of shareholders at which directors are to be elected, unless such requirement is expressly waived in advance of the meeting by formal action of the board of directors. In the case of other proposals by shareholders at an annual meeting, the Bylaws require that advance written notice be delivered to the Company's Secretary (at the address indicated above). To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between the 60th and 90th days prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such shareholder notice must be so delivered between the 60th and 90th days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made by the Company. A copy of the Bylaws is available upon request to the Secretary of the Company at the address indicated above.


                              FINANCIAL INFORMATION

     THE COMPANY'S 1998 ANNUAL REPORT IS BEING MAILED TO SHAREHOLDERS CONTEMPORANEOUSLY WITH THESE PROXY MATERIALS. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 15, 1999, WHO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1998 FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE DIRECTED TO CAROLINA FIRST CORPORATION, POST OFFICE BOX 1029, GREENVILLE, SOUTH CAROLINA 29602 ATTENTION: WILLIAM S. HUMMERS
III.


                                  OTHER MATTERS

     Management is not aware of any other matter to be brought before the Annual Meeting. If other matters are brought before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                             By order of the Board of Directors,



                                             William S. Hummers III
                                             Secretary

March 23, 1999
Greenville, South Carolina

*************************************APPENDIX***********************************



PROXY                     CAROLINA FIRST CORPORATION
                        ANNUAL MEETING, APRIL 21, 1999

     The undersigned shareholder of Carolina First Corporation, hereby revoking all previous proxies, hereby appoints William R. Timmons, Jr. and William S. Hummers III and each of them, the attorneys of the undersigned, with power of substitution, to vote all stock of Carolina First Corporation standing in the name of the undersigned upon all matters at the Company's Annual Meeting to be held in the Gunter Theatre, Peace Center for the Performing Arts, 300 South Main Street, Greenville, South Carolina on Thursday, April 21, 1999 at 10:30 a.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified below.


 1. ELECTION OF
    DIRECTORS.
    [ ] FOR ALL NOMINEES set forth             [ ] WITHHOLD AUTHORITY to vote
    below and to set the number of             for all nominees below and to set
    Directors at 12 persons (except            the number of Directors at
    as marked to the contrary below [ ])       12 persons

      William S. Hummers III    Charles B. Schooler    Eugene F. Stone IV
                              Mack I. Whittle, Jr.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

2. At their discretion upon such other matters as may properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAROLINA FIRST CORPORATION. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR
                    APPROVAL OF EACH OF THE PROPOSALS ABOVE.

  (Please date and sign on reverse side and return in the enclosed envelope.)
                  (This proxy is continued on the other side.)

     Please sign this Proxy as your name or names appear hereon. If stock is held jointly, signature should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office.
Dated this        day of                , 1999
           ------        ---------------





                                           -------------------------------------
                                           Print Name (and title if appropriate)



                                           -------------------------------------
                                           Signature



                                           -------------------------------------
                                           Print Name (and title if appropriate)



                                           -------------------------------------
                                           Signature

                                           PLEASE COMPLETE, DATE, SIGN AND
                                           MAIL THIS PROXY PROMPTLY IN THE
                                           ENCLOSED POSTAGE-PAID ENVELOPE.